                                                         Exhibit No. EX-99.d.1.b
                                    EXHIBIT A

                          Investment Advisory Agreement
                        Between Gartmore Mutual Funds and
                       Gartmore Mutual Fund Capital Trust

                      Amended, Effective December 15, 2006

                                     Page 1

Funds of the Trust                                            Advisory Fees

Gartmore Nationwide Fund                    0.60% on assets up to $250 million
(formerly Gartmore Total Return Fund)       0.575% on assets of $250 million and
Gartmore Growth Fund                         more but less than $1 billion
(formerly Nationwide Growth Fund)           0.55% on assets of $1 billion and
                                             more but less than $2 billion
                                            0.525% on assets of $2 billion and
                                             more but less than $5 billion
                                            0.50% for assets of $5 billion and more

Gartmore Value Opportunities Fund           0.70% on assets up to $250 million
(formerly Nationwide Value Opportunities    0.675% on assets of $250 million and
         Fund)                               more but less than $1 billion
                                            0.65% on assets of $1 billion and
                                             more but less than $2 billion
                                            0.625% on assets of $2 billion and
                                             more but less than $5 billion
                                            0.60% for assets of $5 billion and more

Gartmore Mid Cap Growth Leaders             0.80% on assets up to $250 million
(formerly Millennium Growth Fund and        0.77% on assets of $250 million and
Nationwide Mid Cap Growth Fund)              more but less than $1 billion
                                            0.74% on assets of $1 billion and
                                             more but less than $2 billion
                                            0.71% on assets of $2 billion and
                                             more but less than $5 billion
                                            0.68% for assets of $5 billion and more

Gartmore Global Technology and              0.88% on assets up to $500 million
Communications Fund(1)                      0.83% on assets of $500 million and
  (formerly Nationwide Global Technology     more but less than $2 billion
         and Communications Fund)           0.78% for assets of $2 billion and more

Gartmore Global Health Sciences Fund(1)     0.90% on assets up to $500 million
(formerly Nationwide Global Life            0.85% on assets of $500 million and
          Sciences Fund)                     more but less than $2 billion
                                            0.80% for assets of $2 billion and more

Gartmore U.S. Growth Leaders Fund(2)        0.90% on assets up to $500 million
(formerly Nationwide Focus Fund and         0.80% on the next $1.5 billion in assets
Gartmore Growth 20 Fund)                    0.75% on assets of $2 billion and more

Gartmore Nationwide Leaders Fund(1)         0.80% on assets up to $500 million
(formerly Gartmore U.S. Leaders Fund)       0.70% on the next $2 billion in assets
                                            0.65% on assets of $2 billion or more

Gartmore Micro Cap Equity Fund              1.25% of the Fund's average daily net assets

Gartmore Mid Cap Growth Fund                0.75% on assets up to $250 million
                                            0.725% on assets of $250 million and
                                             more but less than $1 billion
                                            0.70% on assets of $1 billion and
                                             more but less than $2 billion
                                            0.675% on assets of $2 billion and
                                             more but less than $5 billion
                                            0.65% for assets of $5 billion and more

                                     EXHIBIT A

                          Investment Advisory Agreement
                        Between Gartmore Mutual Funds and
                       Gartmore Mutual Fund Capital Trust

                      Amended, Effective December 15, 2006

                                     Page 2

Funds of the Trust                                            Advisory Fees

Gartmore Small Cap Leaders Fund             0.95% of the Fund's average daily net assets

Gartmore U.S. Growth Leaders                1.50% on assets up to $250 million
         Long-Short Fund                    1.25% on assets of $250 million and more

Gartmore China Opportunities Fund(1)        1.25% on assets up to $500 million
                                            1.20% on assets of $500 million and more
                                             but less than $2 billion
                                            1.15% on assets of $2 billion and more

Gartmore Global Natural Resources Fund(1)   0.70% on assets up to $500 million
                                            0.65% on assets of $500 million and
                                             more but less than $2 billion
                                            0.60% on assets of $2 billion and more

Gartmore Optimal                            0.15% of the Fund's average daily net assets
Allocations Fund:
Aggressive (formerly Gartmore Actively
Managed Aggressive Asset Allocation Fund)

Gartmore Optimal                            0.15% of the Fund's average daily net assets
Allocations Fund: Moderately Aggressive
(formerly Gartmore Actively Managed
Moderately Aggressive Asset Allocation Fund)

Gartmore Optimal                            0.15% of the Fund's average daily net assets
Allocations Fund:
Moderate (formerly Gartmore Actively
Managed Moderate Asset Allocation Fund)

Gartmore Optimal                            0.15% of the Fund's average daily net assets
Allocations Fund:
Specialty (formerly Gartmore Actively
Managed Specialty Asset Allocation Fund)

Gartmore Optimal Allocations Fund:          0.15% of the Fund's average daily net assets
Defensive*

NorthPointe Small Cap Value Fund            0.85% of the Fund's average daily net assets

NorthPointe Small Cap Growth Fund           0.95% of the Fund's average daily net assets

                                    EXHIBIT A

                          Investment Advisory Agreement
                        Between Gartmore Mutual Funds and
                       Gartmore Mutual Fund Capital Trust

                      Amended, Effective December 15, 2006

                                     Page 3

Funds of the Trust                                            Advisory Fees

Gartmore Bond Fund                          0.50% on assets up to $250 million
(formerly Nationwide Bond Fund)             0.475% on assets of $250 million and
Gartmore Tax-Free Income Fund                more but less than $1 billion
(formerly Nationwide Tax Free               0.45% on assets of $1 billion and
         Income Fund)                        more but less than $2 billion
Gartmore Government Bond Fund               0.425% on assets of $2 billion and
(formerly Nationwide Government              more but less than $5 billion
         Bond Fund)                         0.40% for assets of $5 billion and more

Gartmore High Yield Bond Fund               0.55% on assets up to $250 million
(formerly Nationwide High Yield             0.525% on assets of $250 million and
         Bond Fund)                          more but less than $1 billion
                                            0.50% on assets of $1 billion and
                                             more but less than $2 billion
                                            0.475% on assets of $2 billion and
                                             more but less than $5 billion
                                            0.45% for assets of $5 billion and more

Gartmore Money Market Fund                  0.40% on assets up to $1 billion
  (formerly Nationwide Money                0.38% on assets of $1 billion and
         Market Fund)                        more but less than $2 billion
                                            0.36% on assets of $2 billion and
                                             more but less than $5 billion
                                            0.34% for assets of $5 billion and more

Gartmore S&P 500 Index Fund                 0.13% on assets up to $1.5 billion
(formerly Nationwide S&P 500 Index          0.12% on assets of $1.5 billion and
         Fund)                               more but less than $3 billion
                                            0.11% on assets of $3 billion and
                                             more but less than $4.5 billion
                                            0.10% on assets of $4.5 billion and more

Gartmore Small Cap Index Fund               0.20% on assets up to $1.5 billion
(formerly Nationwide Small Cap Index        0.19% on assets of $1.5 billion and
               Fund)                         more but less than $3 billion
                                            0.18% on assets of $3 billion and more

Gartmore Mid Cap Market Index Fund          0.22% on assets up to $1.5 billion
(formerly Nationwide Mid Cap                0.21% on assets of $1.5 billion and
    Market Index Fund)                       more but less than $3 billion
                                            0.20% on assets of $3 billion and more

Gartmore International Index Fund           0.27% on assets up to $1.5 billion
(formerly Nationwide International Index    0.26% on assets of $1.5 billion and
Fund)                                        more but less than $3 billion
                                            0.25% on assets of $3 billion and more

Gartmore Bond Index Fund                    0.22% on assets up to $1.5 billion
(formerly Nationwide Bond Index Fund)       0.21% on assets of $1.5 billion and
                                             more but less than $3 billion
                                            0.20% on assets of $3 billion and more

Gartmore Large Cap Value Fund               0.75% on assets up to $100 million
  (formerly Prestige Large Cap              0.70% on assets of $100 million and more
         Value Fund and Nationwide
         Large Cap Value Fund)

                                    EXHIBIT A

                          Investment Advisory Agreement
                        Between Gartmore Mutual Funds and
                       Gartmore Mutual Fund Capital Trust

                      Amended, Effective December 15, 2006

                                     Page 4

Funds of the Trust                                            Advisory Fees

Gartmore Small Cap Fund                     0.95% on assets up to $100 million
(formerly Nationwide Small Cap Fund         0.80% on assets of $100 million and more
and Prestige Small Cap Fund)

Gartmore Investor Destinations Aggressive   0.13% of average daily net assets
Fund
(formerly Investor Destinations Aggressive
Fund and Nationwide Investor Destinations
Aggressive Fund)

Gartmore Investor Destinations Moderately
Aggressive Fund
(formerly Investor Destinations Moderately
Aggressive Fund and Nationwide Investor
Destinations Moderately Aggressive Fund)

Gartmore Investor Destinations Moderate
Fund
(formerly Investor Destinations Moderate
Fund and Nationwide Investor Destinations
Moderate Fund)

Gartmore Investor Destinations Moderately
Conservative Fund
(formerly Investor Destinations Moderately
Conservative Fund and Nationwide Investor
Destinations Moderately Conservative Fund)

Gartmore Investor Destinations Conservative
Fund
(formerly Investor Destinations
Conservative Fund and Nationwide Investor
Destinations Conservative Fund)

Gartmore Hedged Core Equity Fund                     1.25% of average daily net assets

Gartmore Small Cap Growth Opportunities Fund         0.95% on assets up to $500 million
                                                     0.85% on assets of $500 million
                                                      and more but less than $2 billion
                                                     0.80% for assets of $2 billion and
                                                      more

Gartmore Small Cap Value Fund                        0.95% on assets up to $500 million
                                                     0.85% on assets of $500 million and
                                                      more but less than $2 billion
                                                     0.80% for assets of $2 billion and
                                                      more

Gartmore Small Cap Core Fund                         0.85% on assets up to $500 million
                                                     0.75% on assets of $500 million
                                                      and more but less than $2 billion
                                                     0.70% for assets of $2 billion and
                                                      more

Gartmore Market Neutral Fund                         1.25% of average daily net assets

Gartmore Emerging Markets Fund(1)                    1.05% on assets up to $500 million

                          Investment Advisory Agreement
                        Between Gartmore Mutual Funds and
                       Gartmore Mutual Fund Capital Trust

                      Amended, Effective December 15, 2006

                                     Page 5

                                                     1.00% on assets of $500 million
                                                      and more but less than $2 billion
                                                     0.95% for assets of $2 billion and
                                                      more

Gartmore International Growth Fund(1)                0.90% on assets up to $500 million
                                                     0.85% on assets of $500 million and
                                                      more but less than $2 billion
                                                     0.80% for assets of $2 billion and
                                                      more

Gartmore Worldwide Leaders Fund(1)                   0.90% on assets up to $500 million
                                                     0.85% on assets of $500 million and
                                                      more but less than $2 billion
                                                     0.80% for assets of $2 billion and
                                                      more

Gartmore Global Financial Services Fund(1)           0.90% on assets up to $500 million
                                                     0.85% on assets of $500 million and
                                                      more but less than $2 billion
                                                     0.80% for assets of $2 billion and
                                                      more

Gartmore Global Utilities Fund(1)                    0.70% on assets up to $500 million
                                                     0.65% on assets of $500 million and
                                                      more but less than $2 billion
                                                     0.60% for assets of $2 billion or more

*    Effective  December 15, 2006  following  approval at the September 13, 2006
     Board Meeting.

(1)  Performance  Fees for the Gartmore  Technology  and  Communications  Funds;
Gartmore Global Health Sciences Fund; Gartmore Nationwide Leaders Fund; Gartmore
China  Opportunities  Fund;  Gartmore Global Natural  Resources  Fund;  Gartmore
Global  Financial  Services  Fund;  Gartmore  Global  Utilities  Fund;  Gartmore
International   Growth  Fund;  Gartmore  Emerging  Markets  Fund;  and  Gartmore
Worldwide Leaders Fund.

The base advisory fee for each of these Funds,  as set forth above,  is adjusted each quarter  beginning one year after  implementation  of the Performance  Fee, depending upon a Fund's  investment  performance for the 12 months preceding the end of that month  relative to the  investment  performance  of each  respective
Fund's  benchmark as listed below. The base fee is either increased or decreased proportionately by the following amounts at each breakpoint,  based upon whether a Fund has out-performed or under-performed its respective  benchmark (using the performance of each such Fund's Class A Shares to measure), by more or less than a maximum of 500 basis  points  over the  preceding  rolling 12 month  period as follows:

     +/- 100 bps under/outperformance            2bps
     +/- 200 bps under/outperformance            4bps
     +/- 300 bps under/outperformance            6bps
     +/- 400 bps under/outperformance            8bps
     +/- 500 bps or more under/outperformance    10bps

The  investment  performance  of each Fund will be the sum of: (1) the change in each  Fund's  value  during  such  period;  (2) the  value  of the  Fund's  cash distributions  (from net income and  realized net gains)  having an  ex-dividend date  during such  calculation  period;  and (3) the value of any capital  gains taxes paid or accrued during such calculation period for undistributed  realized long-term  capital  gains  from  the  Fund.  For  this  purpose,  the  value  of distributions  per share of realized  capital gains, of dividends per share paid from  investment  income and of capital gains taxes per share  reinvested in the
Fund will be the Fund's

                                    EXHIBIT A

                          Investment Advisory Agreement
                        Between Gartmore Mutual Funds and
                       Gartmore Mutual Fund Capital Trust

                      Amended, Effective December 15, 2006

                                     Page 6

value in effect at the close of  business  on the record date for the payment of such distributions and the date on which provision is made for such taxes, after giving effect to such distribution, dividends and taxes.

Benchmark Index Performance:
The  performance of each respective  benchmark  Index for a calculation  period, expressed as a percentage of each Index, at the beginning of such period will be the sum of: (1) the change in the level of the Index during such period; and (2)
the value, as calculated consistent with the Index, of cash distributions having an ex-dividend  date during such period made by those companies whose securities comprise the Index. For this purpose,  cash distributions on the securities that comprise  the Index will be treated as if they were  reinvested  in the Index at least as frequently as the end of each calendar quarter following payment of the dividend.

Benchmark Indices:

1.  Gartmore Global Technology and            Goldman Sachs Technology Composite Index
    Communications Fund
2.  Gartmore Global Health Sciences Fund      Goldman Sachs Health Care Index
3.  Gartmore Nationwide Leaders Fund          S&P 500 Index
4.  Gartmore China Opportunities Fund         MSCI Zhong Hua Index
5.  Gartmore Global Natural Resources Fund    Goldman Sachs Natural Resources Index
6.  Gartmore Emerging Markets Fund            MSCI Emerging Markets Index
7.  Gartmore International Growth Fund        MSCI All Country World Free ex U.S. Index
8.  Gartmore Worldwide Leaders Fund           MSCI World Index
9.  Gartmore Global Financial Services Fund   MSCI World Financial Index
10. Gartmore Global Utilities Fund            60% MSCI World Telecom Service Index/40% MSCI
                                              World Utilities Index

(2)  Performance fee for the Gartmore U.S. Growth Leaders Fund

     The base advisory fee listed above is adjusted each quarter,  beginning one year after  commencement  of  operations,  depending  on the  Fund's  investment performance for the 36 months  preceding the end of that month,  relative to the investment performance of the Fund's benchmark,  the S&P 500 Index. The base fee is either  increased or decreased by the following  amounts at each  breakpoint, based on whether the Fund has out- or under-performed  the S&P 500 Index by more or less than 1200 basis points over the preceding rolling 36 month period:

For assets up to $500 million               +/- 22 basis points
Next $1.5 billion in assets                 +/- 18 basis points
Assets of $2 billion and more               +/- 16 basis points

The investment  performance of the Gartmore U.S. Growth Leaders Fund will be the sum of: (1) the change in the Fund's value during such period;  (2) the value of the Fund's cash distributions (from net income and realized net gains) having an ex-dividend  date  during  such  calculation  period;  and (3) the  value of any capital  gains  taxes  paid  or  accrued  during  such  calculation  period  for undistributed  realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share  paid  from  investment  income  and of  capital  gains  taxes  per  share reinvested in the Fund at the Fund's value in effect at the close of business on the record date for the payment of such distributions and dividends and the date on  which  provision  is made  for  such  taxes,  after  giving  effect  to such distribution, dividends and taxes.

S&P 500 Index Performance:

The  performance of the S&P 500 Index for a calculation  period,  expressed as a percentage of S&P 500 Index, at the beginning of such period will be the sum of:
(1) the change in the level of the S&P 500 Index during such period; and (2) the value, as calculated  consistent  with the S&P 500 Index, of cash  distributions having an  ex-dividend  date during such  period made by those  companies  whose securities  comprise the S&P 500 Index. For this purpose,  cash distributions on the securities that comprise the

                                    EXHIBIT A

                          Investment Advisory Agreement
                        Between Gartmore Mutual Funds and
                       Gartmore Mutual Fund Capital Trust

                      Amended, Effective December 15, 2006

                                     Page 7

S&P 500 Index will be treated as if they were reinvested in the S&P 500 Index at least as frequently as the end of each calendar quarter following payment of the dividend.

                                            TRUST
                                            GARTMORE MUTUAL FUNDS

                                            By:
                                            Name:
                                            Title:

                                            ADVISER
                                            GARTMORE MUTUAL FUND CAPITAL TRUST

                                            By:
                                            Name:
                                            Title: